Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-8 (File Nos. 333-71557 and 333-87841) of Medjet Inc. (a Development Stage Company) of our report dated January 20, 2003 relating to the financial statements of Medjet Inc., which report appears on this Annual Report on Form 10-KSB of Medjet Inc. for the year ended December 31, 2003.



                                        ROSENBERG RICH BAKER BERMAN & COMPANY

                                        /S/ROSENBERG RICH BAKER BERMAN & COMPANY
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Bridgewater, New Jersey
April 8, 2004